UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2018

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, NuStar Energy L.P. (the “Partnership”), Riverwalk Logistics, L.P., the general partner of the Partnership (the “General Partner”), NuStar GP, LLC, the general partner of the General Partner (“NuStar GP”), Marshall Merger Sub LLC, a wholly owned subsidiary of the Partnership (“Merger Sub”), NuStar GP Holdings, LLC (“NSH”) and Riverwalk Holdings, LLC, a wholly owned subsidiary of NSH, entered into the Agreement and Plan of Merger, dated as of February 7, 2018 (the “Merger Agreement”). On July 20, 2018, the transactions contemplated by the Merger Agreement closed, the merger became effective, Merger Sub merged with and into NSH and the separate existence of Merger Sub ceased and NSH survived as a wholly owned subsidiary of the Partnership (the “Merger”).

At the effective time of the Merger, each outstanding unit representing a membership interest in NSH (“NSH unit”) was cancelled and converted into the right to receive 0.55 of a common unit representing a limited partner interest in the Partnership (“Common Unit”). No fractional Common Units were issued in the Merger; instead, each holder of NSH units otherwise entitled to receive a fractional Common Unit will receive cash in lieu of such fractional Common Unit. Furthermore, the 10,214,626 Common Units owned by subsidiaries of NSH were cancelled by the Partnership and cease to exist.

Item 1.02	Termination of a Material Definitive Agreement.

On July 20, 2018, at the effective time of the Merger, NSH’s Revolving Credit Agreement, dated as of June 28, 2013, as amended, by and among NSH, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), terminated and NSH repaid in full the outstanding balance under the Credit Agreement.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, NSH (i) notified the New York Stock Exchange (the “NYSE”) on July 20, 2018 that the Merger was effective and that each outstanding NSH unit was converted into the right to receive 0.55 of a Common Unit and (ii) requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the NSH units. The trading of NSH units on the NYSE will be suspended from trading before the opening of the market on July 23, 2018.

Item 3.03	Material Modification to Rights of Security Holders.

The information included under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, on July 20, 2018, NSH became a wholly owned subsidiary of the Partnership.

The information included under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on July 20, 2018, William E. Greehey, Bradley C. Barron, William B. Burnett, James F. Clingman, Jr. and Jelynne LeBlanc-Burley were removed as directors of NSH and ceased to be on any committee of the board of directors of NSH. Immediately following the effective time of the Merger, Bradley C. Barron, Thomas R. Shoaf and Amy L. Perry became directors of NSH. Mr. Barron, Mr. Shoaf and Ms. Perry are executive officers of NSH and NuStar GP. There were no prior arrangements or understandings between Mr. Barron, Mr. Shoaf or Ms. Perry and any other persons pursuant to which Mr. Barron, Mr. Shoaf and Ms. Perry were selected as directors of NSH and they will not be separately compensated for their services as directors of NSH.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of NSH unitholders (the “Special Meeting”) held on July 20, 2018, NSH unitholders approved the adoption of the Merger Agreement. The vote tabulation is set forth below:

For	Against	Abstain	Broker Non-Votes
28,118,096	648,334	60,637	—

Item 8.01	Other Events.

On July 20, 2018, the Partnership and NSH issued a joint press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 20, 2018, the Partnership and NSH issued a joint press release announcing the closing of the Merger. A copy of the joint press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Joint press release regarding the merger vote, dated July 20, 2018

99.2	Joint press release regarding merger closing, dated July 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: July 20, 2018	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary